Exhibit 23(b)




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Roanoke Electric Steel Corporation on Form S-8 of our report dated November 21, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of Roanoke Electric Steel Corporation for the year ended October 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



s/Deloitte & Touche LLP
Winston-Salem, North Carolina
April 7, 1997

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